UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2025

PISMO COAST VILLAGE INC.
(Exact name of registrant as specified in its charter)

California	0-8463	95-2990441
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 South Dolliver Street
 Pismo Beach, California, United States 93449
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (805) 773-5649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Election of Directors

Continuance of the Annual Meeting of the Shareholders of Pismo Coast Village, Inc. was held on May 17, 2025, at 10:00 a.m. at the Pismo Coast Village RV Resort Clubhouse 165 S Dolliver Street, Pismo Beach, CA 93449. At that meeting, the following Directors were elected to serve until the 2026 annual meeting, or until successors are elected and have qualified.

Following each elected Director's name is the total number of votes cast for that Director:

Bessom, David	570
Blank, Sam	551
Boswell, Barbara	553
Bozzo, Deon	572
Buchaklian, Harry	565
Colvin, Suzanne	575
Dougherty, Kim	556
Enns, Rodney	557
Hughes, Terris	566
Johnson, Marcus	567
King, Karen	552
Moore, Rebecca	605
Nunlist, Ron	549
Pappi, George	599
Plumley, Dwight	636
Willems, Gary	562
Williams, Jack	552

Further, the following additional matters were voted upon at the meeting, and the number of affirmative votes and negative votes cast with respect to each such matter is set forth below:

Proposal to approve the selection of WithumSmith+Brown, PC to serve as independent certified public accounts for the Company for Fiscal Year 2024 - 2025:

Affirmative Votes	442
Negative Votes	5
Abstentions	17

Proposal to approve the advisory, non-binding compensation of the Company named executive:

Affirmative Votes	369
Negative Votes	26
Abstentions	66

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PISMO COAST VILLAGE, INC.

Date: May 22, 2025	/s/ REBECCA MOORE
Rebecca Moore
Vice President - Secretary